Exhibit 99.1

Ocean Power Technologies and Mythos AI Partner to Advance Autonomous Maritime Capabilities

Monroe Township, NJ — 11/12/25 — Ocean Power Technologies, Inc. (NYSE American: OPTT), a leader in intelligent maritime systems and ocean energy solutions, today announced a partnership with Mythos AI to integrate advanced AI-driven autonomy software across OPT’s fleet of WAM-V® Autonomous Surface Vehicles (ASVs) and PowerBuoy® platforms.

This collaboration is designed to enhance OPT’s operational capabilities and accelerate the range of integrated solutions the company can deliver to customers in defense, security, and commercial sectors while expanding OPT’s addressable market by strengthening its position in the fast growing autonomous and intelligent systems domain. OPT believes that the combination of OPT’s proven ocean platforms and systems integration expertise with Mythos AI’s advanced autonomy architecture will enable greater endurance, adaptability, and mission versatility at sea. OPT now offers a complete autonomy ecosystem including hardware, power, and AI software.

“This partnership should strengthen our ability to deliver high-performance autonomous maritime systems that are flexible, scalable, and ready for real-world missions,” said Philipp Stratmann, President and CEO of Ocean Power Technologies. “By integrating Mythos AI’s autonomy framework, we believe OPT will accelerate how quickly and broadly we can deploy advanced capabilities for our customers, without limiting the openness of our platforms or our ability to customize solutions.”

Under the agreement, OPT and Mythos AI will integrate the autonomy stack into OPT’s existing WAM-V® fleet, with initial demonstrations scheduled for the first quarter of 2026. The systems will leverage real-time edge processing, multi-sensor fusion, and adaptive learning for enhanced situational awareness, obstacle avoidance, multi-vehicle coordination, and, in later phases, advanced vehicle-buoy collaboration.

“Mythos AI is excited to collaborate with OPT to push the boundaries of intelligent autonomy on the water,” said Geoff Douglass, CEO of Mythos AI. “OPT’s robust, field-proven platforms provide an exceptional foundation to showcase how software-driven autonomy can transform maritime operations.”

This partnership supports OPT’s broader strategy to deliver modular, persistent, and intelligent systems that integrate power, autonomy, and communications, helping customers operate more efficiently, safely, and sustainably in complex maritime environments.

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com .

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success with Mythos AI, the delivery of customer products and services over extended timeframes, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com